Exhibit 10.3

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is dated as of the 19th day of March, 2014 (the “Effective Date”), by and between (i) BOSTON SCIENTIFIC NEUROMODULATION CORPORATION, a Delaware corporation (“Licensor”), and MRI INTERVENTIONS, INC., a Delaware corporation (“Licensee”).

WHEREAS, Licensor and Licensee have entered into a certain Asset Purchase Agreement, dated as of the date hereof (“Purchase Agreement”) pursuant to which, on the Effective Date, Licensor is purchasing from Licensee all right, title and interest in and to the Transferred Intellectual Property (as such term is defined in the Purchase Agreement);

WHEREAS, Licensor has agreed to grant to Licensee an exclusive, royalty-free license to use the Licensed Patents (as defined herein) included in the Transferred Intellectual Property for the limited purposes described, and in accordance with the terms and conditions set forth, in this Agreement; and

WHEREAS, Licensee desires to obtain an exclusive license to use such Licensed Patents for the limited purposes described, and in accordance with the terms and conditions set forth, in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01     Certain Defined Terms. The following terms, when used herein, have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Purchase Agreement.

“Confidential Information” means any and all information disclosed by or on behalf of one party or any of its Representatives (“Disclosing Party”) to the other party or any of its Representatives (“Receiving Party”) under this Agreement, including information relating to the matters which are the subject of this Agreement and all other information regarding Disclosing Party’s past, present or future research, technology, know-how, ideas, concepts, designs, products, markets, computer programs, prototypes, processes, machines, manufacture, compositions of matter, business plans and operations, technical information, drawings, specifications, and the like, except information which is: (a) at the time of disclosure, or thereafter becomes, a part of the public domain through no act or omission by Receiving Party or its Representatives; (b) lawfully in the possession of Receiving Party prior to disclosure by or on behalf of Disclosing Party as shown by Receiving Party’s written records; (c) lawfully disclosed to Receiving Party by a third party which did not acquire the same under an obligation of confidentiality from or through Disclosing Party as shown by written records; or (d) independently developed by Receiving Party without use of Disclosing Party’s Confidential Information as shown by Receiving Party’s written records; provided that the exceptions set forth in clauses (b), (c) and (d) shall not apply to any information included in the Transferred Intellectual Property.

“Grant-Back Field” means all fields of use excluding the fields of (i) implantable medical leads for cardiac applications, and (ii) neuromodulation.

“Licensed Patent(s)” means: (a) the patent application(s) described in Section 1.1(i) and (ii) of the Purchase Agreement and designated as Transferred Intellectual Property; (b) any patent application(s) filed as a provisional, continuation, division, or continuation-in-part of the patent application(s) described in clause (a), (c) patents issuing from the patent application(s) described in clauses (a)-(b) and any extensions, renewals, reissues, revivals and reexaminations of patents described in clauses (a)-(b); and (d) any foreign counterpart to the patent application(s) described in clauses (a)-(b) (including continuations, divisions, or continuations-in-part of such patent applications), patents issuing therefrom and extensions, renewals, reissues, revivals and reexaminations thereof.

“Licensed Products” means any product, part or other material, process or service, the identification, discovery, research, development, manufacture, production, use, marketing, offer for sale, sale, distribution, import or export of which, absent the license granted pursuant to this Agreement, would constitute an infringement or misappropriation of the Licensed Patents.

“Representatives” means a party’s employees, officers, directors, Affiliates, subcontractors, agents, successors and assigns.

The following table sets forth certain other defined terms and the Section of the Agreement in which the meaning of each such term appears:

Section
“Agreement”	Preamble
“Disclosing Party”	1.01
“Effective Date”	Preamble
“Indemnifying Party”	8.02
“Indemnitee”	8.02
“Licensee”	Preamble
“Licensee Indemnitees”	7.01(b)
“Licensor”	Preamble
“Licensor Indemnitees”	7.01(a)
“Losses”	7.01(a)
“Prosecution Request”	5.01(b)
“Purchase Agreement”	Recitals
“Receiving Party”	1.01

ARTICLE II.
GRANT OF RIGHTS

Section 2.01     License Grant. Subject to the terms and conditions of this Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive, worldwide, royalty-free, fully paid-up, irrevocable right and license, including the right to sublicense in accordance with Section 2.02 below, under the Licensed Patents, to develop, make, have made, use, have used, exploit, distribute, promote, market, offer for sale, sell, have sold, import and export Licensed Products, solely within the Grant-Back Field.

Section 2.02     Sublicenses. Licensee’s right to sublicense its rights under the Licensed Patents pursuant to Section 2.01 is subject to the requirement that Licensee shall enter into a written sublicense agreement with each sublicensee and include in each such sublicense agreement provisions at least as protective of Licensor and its rights in the Licensed Patents as the terms and conditions of this Agreement and otherwise sufficient to enable Licensee to comply with this Agreement. All sublicenses shall expire automatically upon the expiration of the license granted to Licensee hereunder. Licensee shall be responsible and liable for any breaches of this Agreement by its sublicensees.

Section 2.03     Retained Rights. Nothing in this Agreement shall be construed to confer any rights upon Licensee by implication, estoppel or otherwise to any technology or to patent rights of Licensor or any other entity, other than the express licenses to the Licensed Patents as set forth in Section 2.01. Title to the Licensed Patents will at all times remain vested in Licensor, and Licensor retains the right (a) to grant licenses to other parties with respect to the Licensed Patents outside of the Grant-Back Field, and (b) to use the Licensed Patents in any manner and for any purpose which Licensor deems fit outside of the Grant-Back Field. Licensor (on behalf of itself and its licensors) retains all rights not expressly granted herein. No other license, express or implied, is granted hereby, and Licensee will not use or practice the Licensed Patents in any other field or for any other purpose, except as expressly set forth in Section 2.01.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.01     Representations. Each of Licensee and Licensor hereby represents and warrants to the other party that: (a) it is a corporation duly organized and validly existing under the laws of the applicable state of its incorporation, and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such party and it constitutes the legal, valid and binding obligations of such party, and it is enforceable against such party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors; and (c) neither the execution, delivery and performance of this Agreement nor the consummation by such party of the transactions contemplated hereby will violate or conflict with or constitute a default under any contractual obligation of such party, or any judgment, order or decree applicable to, or binding upon, such party.

Section 3.02    Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.01 OF THIS AGREEMENT, LICENSOR MAKES NO OTHER EXPRESS OR IMPLIED WARRANTY AS TO THE LICENSED PATENTS OR THE LICENSED PRODUCTS AND HEREBY DISCLAIMS THE SAME. Without limiting the foregoing, this Agreement and the licenses granted herein do not and shall not be interpreted or construed to include any requirement to file any patent application or secure or maintain any patent.

Section 3.03     Export. Licensee acknowledges and agrees that it shall not export or re-export, directly or indirectly (including via remote access), the Licensed Patents or any Licensed Products or other information or materials it receives pursuant to this Agreement to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval.

ARTICLE IV.
CONFIDENTIALITY

Section 4.01     Nondisclosure and Nonuse Obligations. Receiving Party shall not, without the prior consent of Disclosing Party, disclose any of Disclosing Party’s Confidential Information to anyone for any reason at any time or use any of Disclosing Party’s Confidential Information for any purpose except as requested by Disclosing Party or as necessary to exercise its rights or perform its obligations under this Agreement. If Receiving Party believes in good faith that it is required by the law of any relevant jurisdiction or pursuant to an order of a court of competent jurisdiction or that of a competent Governmental Authority to disclose any of Disclosing Party's Confidential Information, it shall provide notice to Disclosing Party, to the greatest extent possible, prior to making such disclosure so as to allow Disclosing Party time to undertake legal or other action, to prevent such disclosure or otherwise obtain confidential treatment of such disclosure. In the event that Receiving Party is compelled to disclose any of Disclosing Party’s Confidential Information by law, Receiving Party will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to any of Disclosing Party’s Confidential Information so disclosed.

Section 4.02     Representatives. Receiving Party shall limit dissemination of Disclosing Party’s Confidential Information to only those of Receiving Party’s Representatives having a “need to know”, advise each such Representative who receives Disclosing Party’s Confidential Information that such information is confidential, and require each such Representative (other than attorneys and other agents who are already under a professional duty of confidentiality) to sign and comply with a written agreement obligating it/he/she to observe all of Receiving Party's obligations hereunder relating to confidentiality and non-disclosure. Each party further acknowledges that the Disclosing Party’s disclosure of Disclosing Party’s Confidential Information (including that which is a process, machine, manufacture, or composition of matter) is not intended to be an offer for sale or public use. Receiving Party shall not by virtue of this Agreement, obtain any title to, or any interest or license in, any of Disclosing Party's Confidential Information, except as contemplated in this Agreement.

Section 4.03     Third Party Information. Neither party shall, nor shall it permit any of its Representatives, to disclose to the other party any confidential or proprietary information belonging to any third party without the consent of such party.

ARTICLE V.
PATENT PROSECUTION; INFRINGEMENT

Section 5.01     Prosecution.

(a)     [***] shall, at its own expense, control and be solely responsible for the prosecution and maintenance of the Licensed Patents. Nothing in this Agreement implies an obligation on [***] to apply for, prosecute or maintain any patent or patent right, including any Licensed Patent. [***] shall cooperate, at [***] reasonable request, with the prosecution and maintenance of the Licensed Patents and in any other proceedings before a patent official or office.

[***] shall have the right, upon reasonable prior written notice to [***] and reasonable request, to inspect, at [***] sole expense, the prosecution documents of [***] with respect to the Licensed Patents related to the Grant-Back Field. The parties agree that such information constitutes Confidential Information of [***] and that the disclosure of such information is not intended to constitute a waiver of any privilege, including attorney-client privilege. In addition, [***] shall provide written notice to [***] prior to abandoning any patent application or issued patent that is part of the Licensed Patents. If [***] desires to prosecute any such patent application, or to pay maintenance fees or annuities to maintain any such issued patent, in any country that [***] determined was not worthwhile to protect [***] rights, [***] may provide [***] with a reasonable written request to prosecute such patent application or maintain such issued patent (a “Prosecution Request”). [***] shall have thirty (30) days to fulfill the Prosecution Request. If [***] fails to complete the Prosecution Request within thirty (30) days of receiving the Prosecution Request, [***] shall notify [***] in writing and if [***] fails to fulfill the Prosecution Request within ten (10) days after such written notice, [***] may independently prosecute the patent application or maintain the issued patent that was the subject of the Prosecution Request, and shall control

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

the remainder of the prosecution for such patent application or the maintenance of such issued patent; provided that (a) [***] retains sole and exclusive ownership of such patent application or issued patent, (b) [***] shall bear all expenses in connection with the prosecution of any patent application or maintenance of any issued patent including attorney’s fees and expense, (c) [***] will consult with [***] and its counsel, regarding any material actions to be taken or not taken in connection with the prosecution of such patent application or issued patent and [***] will take into consideration the reasonable requests of [***] regarding such prosecution actions, and (d) [***] shall not take any action or fail to take any action in connection with such prosecution or maintenance of such patent application or issued patent which would adversely affect (i) the Licensed Patents or [***] ownership thereof, or (ii) [***] ability to practice the inventions claimed in the Licensed Patents or freedom to operate under the Licensed Patents outside of the Grant-Back Field.

Section 5.02     Infringement.

(a)     If either party learns of any actual, alleged or threatened infringement or misappropriation of any of the Licensed Patents by a Third Party, such party shall promptly notify the other party and shall provide such other party with all available evidence of such infringement or misappropriation.

(b)     [***] shall have the sole right, but not the obligation, to bring suit against any Third Party for infringement or misappropriation of the Licensed Patents and for controlling such suit; provided, that [***] shall have the right to participate, at [***] sole expense, in an advisory capacity in the institution and prosecution of any such suit to the extent it is related primarily to a field of use within the Grant-Back Field. [***] shall pay all costs, fees and expenses associated with any enforcement action, other than the costs, fees and expenses associated with [***] participation in an advisory capacity.

(c)     [***] agrees to assist [***] in any such legal proceedings, at [***] reasonable request, and [***] shall reimburse [***] for all reasonable expenses incurred by [***] in providing such assistance, other than the costs, fees and expenses associated with [***] participation in an advisory capacity.

(d)     [***]

ARTICLE VI.
TERM

Section 6.01     Term. This Agreement shall commence as of the Effective Date and shall remain in effect until the expiration of the last to expire of the Licensed Patents. For the avoidance of doubt and without limiting any other remedies available to Licensor under this Agreement or by law or equity, this Agreement, including without limitation the license set forth in Section 2.01, is not terminable due to breach.

Section 6.02     Survival. The provisions of this Section 6.02, of Sections 3.02 and 5.02 and of Articles 1, 4, 7 and 8 shall survive the expiration of this Agreement. Nothing herein shall be construed to release either party of any obligation which matured prior to the expiration of this Agreement.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ARTICLE VII.
RISK ALLOCATION

Section 7.01     Indemnification. Licensee will defend, indemnify and hold harmless Licensor and its subsidiaries, parent corporations, affiliates, officers, directors, partners, employees, agents, successors and assigns (collectively, the “Licensor Indemnitees”) from and against any claim, suit, demand, loss, damage, expense (including their reasonable attorney’s fees and those that may be asserted by a Third Party) or liability (collectively, “Losses”) suffered by or imposed upon the Licensor Indemnitee(s) by any Third Party arising from or related to: (i) any breach of Licensee’s representations, warranties or covenants under this Agreement; (ii) the development, use, manufacture, exploitation, marketing, promotion, distribution, sale, export or import of any Licensed Products, and (iii) any gross negligence or intentional misconduct by Licensee, its sublicensees (or its or their respective agents, consultants or employees) in performing its obligations under this Agreement. The foregoing indemnification action shall not apply in the event and to the extent that a court of competent jurisdiction determines that such Losses arose as a result of any Licensor Indemnitee’s gross negligence, intentional misconduct or breach of this Agreement.

Section 7.02     Limitation of Liability. EXCEPT FOR (I) BREACHES OF CONFIDENTIALITY, (II) AMOUNTS PAYABLE BY LICENSEE PURSUANT TO SECTION 7.02 (INDEMNIFICATION) OR (III) LICENSEE’S INFRINGEMENT OR MISAPPROPRIATION OF LICENSOR’S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

ARTICLE VIII.
MISCELLANEOUS

Section 8.01     Relationship of Parties. For the purposes of this Agreement, each party hereto shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer, representative or employee of any other party. No party shall have authority to make any statements, representations, compromises of rights or commitments of any kind, assume or create any obligations, or to accept process for or take any other action which shall be binding on the other parties, except as may be explicitly provided for herein or authorized in writing by the other parties.

Section 8.02     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile (received by the person to which it is addressed prior to 5 p.m., local time, on a business day for such person), by registered or certified mail (postage prepaid, return receipt requested) or by recognized overnight courier service to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

if to Licensor:

c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760
Attention:  Chief Financial Officer
Facsimile:  508-650-8956

with a copy to:

Boston Scientific Corporation

One Boston Scientific Place

Natick, Massachusetts 01760

Attention:   Chief Corporate Counsel

Facsimile:  508-650-8956

if to Licensee:

MRI Interventions, Inc.

40 S. Main St., Suite 2550

Memphis, TN 38103

Attention: Vice President, Business Affairs

Facsimile: 901-522-9400

with a copy to:

MRI Interventions, Inc.

40 S. Main St., Suite 2550

Memphis, TN 38103

Attention: Chief Financial Officer

Facsimile: 901-522-9400

Section 8.03      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 8.04     Entire Agreement. This Agreement, the Purchase Agreement, the Transfer Documents, the Amendments, the CPI Agreements and the BSN Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Licensor and Licensee with respect to the subject matter hereof and thereof.

Section 8.05     Assignment. This Agreement shall not be assigned by Licensor by operation of law or otherwise, except that the Licensor may assign all or any of its rights and obligations hereunder to (i) any Affiliate of Licensor, and (ii) a person that acquires all of the capital stock, or substantially all of the assets, of the division or business unit of Licensor responsible for the Transferred Intellectual Property. This Agreement shall not be assigned by Licensee by operation of law or otherwise, except that Licensee may assign all or any of its rights and obligations hereunder to (i) any Affiliate of Licensee; provided that no such assignment to an Affiliate shall relieve Licensee of its obligations hereunder, and (ii) a person that acquires all of the capital stock, or substantially all of the assets, of Licensee, or of the division, business unit or Affiliate of Licensor responsible for the Licensed Patents.

Section 8.06     Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Licensor and Licensee, or (b) by a waiver in accordance with Section 8.07.

Section 8.07     Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) to the extent permitted by applicable law, waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 8.08     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and, except as specifically contemplated or required herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09     Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy; provided, that, notwithstanding any provision herein to the contrary, this Agreement is not terminable by Licensor due to Licensee’s breach. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof and that the parties hereof shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 8.10     Interpretive Rules. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and all Article and Section references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The word “days” means calendar days unless otherwise specified herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require either party or their respective officers, directors, subsidiaries or Affiliates to take any action which would violate or conflict with any applicable law. The word “if” means “if and only if.” The word “or” shall not be exclusive. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “$” will be deemed references to the lawful money of the United States of America.

Section 8.11     Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be performed in that state.

Section 8.12     Consent to Jurisdiction. Each of the Licensor and Licensee hereby irrevocably submits to the exclusive jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the Licensor and Licensee hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Massachusetts state or federal court witting in the City of Boston. Each of the Licensor and Licensee agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Licensor and Licensee irrevocably consent to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 8.12 shall affect the right of any party to serve legal process in any other manner permitted by law.

Section 8.13      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

Section 8.14     Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.15     Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.16     Publicity. Neither party shall use any word, name, logo, image, symbol, slogan, sample or design of the other party or the other party’s product, or any quote or statement from an employee, consultant or agent of the other party, in any written or oral advertisement, endorsement or other promotional materials without the prior approval of an authorized representative of the other party or as otherwise contemplated under this Agreement or another agreement between the parties.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Exclusive License Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

BOSTON SCIENTIFIC NEUROMODULATION CORPORATION

By:	/s/ Tony McAnally
Name: Tony McAnally
Title: VP Finance

MRI INTERVENTIONS, INC.

By:	/s/ Kimble Jenkins
Name: Kimble Jenkins
Title: Chief Executive Officer